                                                                   EXHIBIT 10.13
                               SUBLEASE AGREEMENT

                         The parties agree as follows:

        DATE OF THIS
           SUBLEASE:     October 1998

     PARTIES TO THIS     Overtenant: Intershoe, Inc.
           SUBLEASE:     Address for notices: 156 West 56th Street, New York, NY

                         You, the Undertenant: Launch Media Inc.
                         Address for notices: 156 West 56th Street, New York, NY

                         If there are more than one Overtenant or Undertenant, the words "Overtenant" and "Undertenant" used in this Sublease includes them.

    INFORMATION FROM     Landlord: City Spire Centre LLC

         OVER-LEASE:     Address for notices: c/o Broadway Management Co., Inc.
                                              39 Broadway, New York, NY 10006

                         Overtenant: Intershoe, Inc.
                         Address for notices:

                         Date of Over-Lease: As of January 22, 1997

                         Term: 16 yrs. 4 mos. from: February 1, 1997 to: June
                         30, 2013
                         A copy of the Over-Lease is attached as an important part of the Sublease.

               TERM:     1.   Five(5) years: One (1) month: Beginning December
                              1, 1998 ending: December 1, 2003

    PREMISES RENTED:     2.   2,314 rentable square feet located on the 14th
                              Floor at 156 West 56th St. New York, NY, as shown
                              on Schedule A (the "Sublet Premises").

    USE OF PREMISES:     3.   The premises may be used for

               RENT:     4.   The yearly rent is $78,676.00 fixed base. You, the
                              Undertenant, will pay this yearly rent to the
                              Overtenant in twelve equal monthly payments of
                              $6,556.33. Payments shall be paid in advance on
                              the first day of each month during the Term.* See
                              rider for Additional Rent and other charges.*

           SECURITY:     5.   The security for the Undertenant's performance is
                              $28,346.48. Overtenant states that Overtenant has
                              received it. Overtenant shall hold the security in
                              accordance with Paragraph ___ of the Over-Lease.
                              See rider.**

  AGREEMENT TO LEASE     6.   Overtenant sublets the premises to you, the
       AND PAY RENT:          Undertenant, for the Term. Overtenant states that
                              it has the authority to do so. You, the
                              Undertenant, agree to pay the Rent and other
                              charges as required in the Sublease. You, the
                              Undertenant, agree to do everything required of
                              you in the Sublease.

            NOTICES:     7.   All notices in the Sublease shall be sent by
                              certified mail, "return receipt requested".

         SUBJECT TO:     8.   The Sublease is subject to the Over-Lease. It is
                              also subject to any agreement to which the
                              Over-Lease is subject. You, the Undertenant, state
                              that you have read and initialed the Over-Lease
                              and will not violate it in any way.

OVERTENANT'S DUTIES:     9.   The Over-Lease describes the Landlord's duties.
                              The Overtenant is not obligated to perform the
                              Landlord's duties. If the Landlord fails to
                              perform, you, the Undertenant, must send the
                              Overtenant a notice. Upon receipt of the notice,
                              the Overtenant shall then promptly notify the
                              Landlord and demand that the Over-Lease agreements
                              be carried out. The Overtenant shall continue the
                              demands until the Landlord performs.

            CONSENT:     10.  If the Landlord's consent to the Sublease is
                              required, this consent must be received within
                              days from the date of this Sublease. If the
                              Landlord's consent is not received within this
                              time, the Sublease will be void. In such event all
                              parties are automatically released and all
                              payments shall be refunded to you, the
                              Undertenant.

        ADOPTING THE     11.  The provisions of the Over-Lease are part of this
      OVER-LEASE AND          Sublease. All the provisions of the Over-Lease
         EXCEPTIONS:          applying to the Overtenant are binding on you, the
                              Undertenant, except these:

                         a) These numbered paragraphs of the Over-Lease shall not apply:

                         b) These numbered paragraphs of the Over-Lease are changed as follows:

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                         *   Undertenant shall have one free month of fixed
                         base rent. Payment of rent due hereunder shall
                         commence on January 1, 1999.

                         ** which shall be secured by a letter of credit in such form designated by Overtenant, attached hereto, issued by a New York City clearinghouse bank.


NO AUTHORITY:     12.   You, the Undertenant, have no authority to contact or
                        make any agreement with the Landlord about the premises or the Over-Lease. You, the Undertenant, may not pay rent for other charges to the Landlord, but only to the Overtenant.


SUCCESSORS:       13.   Unless otherwise stated, the Sublease is binding on all
                        parties who lawfully succeed to the rights or take the place of the Overtenant or you, the Undertenant.
                        Examples are an assign, heir, or a legal representative such as an executor of your will or administrator of your estate.

     CHANGES:     14.   This sublease can be changed only by an agreement in
                        writing signed by the parties to the Sublease.

  SIGNATURES:                                   OVERTENANT:
                                                INTERSHOE, INC.
                                                --------------------------------

                                                BY:
                                                --------------------------------

                                                You, the UNDERTENANT:
                  Witness:                      LAUNCH MEDIA INC.
                                                --------------------------------
                                                BY:
                          -------------------   --------------------------------


STATE OF_____________ COUNTY OF __________ ss.:

       On                 19    before me personally appeared to me known and
known to me to be the individual(s) described in and who executed the foregoing Sublease, and duly acknowledged to me that he executed the same.



                                                --------------------------------

            RIDER ANNEXED TO AND MADE A PART OF THE SUBLEASE AGREEMENT BETWEEN INTERSHOE, INC., OVERTENANT AND LAUNCH MEDIA INC., UNDERTENANT FOR A PORTION OF THE 14TH FLOOR IN THE PREMISES KNOWN AS 156 WEST 56TH STREET, NEW YORK, NY, DATED AS OF OCTOBER, 1998.


            In the event of any inconsistency between the terms of this Rider and those contained in the printed form of Sublease Agreement to which this Rider is annexed, the terms in the Rider shall govern. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to those terms in the printed portion of the Sublease Agreement to which this Rider is Annexed.

      15. Supplementing Section 4 of the printed form of Sublease, the following language is hereby added:

            Additional Rent.

            (a)   For purposes of this Sublease:

            "Additional Rent" shall mean Undertenant's proportionate share of increase in Operating Expenses and Real Estate Taxes over the amount of such items payable by Landlord in respect of the Base Year (as that term is defined in the Overlease).

            "Base Year" shall have the same meaning as ascribed in the Overlease, however, with respect to this Sublease, the "Base Year" shall mean calendar year 1998.

            "Tax Base" shall have the same meaning as ascribed in the Overlease, however, with respect to this Sublease, the "Tax Year" shall mean the 1998/1999 Tax Year.

            Undertenant shall also pay to Overtenant, all other additional rent for the Sublet Premises when billed, as and when the same shall become due under the Overlease, including but not limited to, additional rents, escalations, and other charges and costs required to be paid by Overtenant to Landlord under the Overlease for the entire premises leased thereunder (collectively, the "Additional Rent"); all of which shall be based on statements, bills, or invoices of Landlord which will be provided by Overtenant to Undertenant from time to time on request.

            (b) Undertenant shall pay Overtenant real estate tax escalation as additional rent for the Sublet Premises, in accordance with Overlease, which shall be based on statements, bills or invoices of Landlord.

            (c) Undertenant shall pay to Overtenant as the electrical inclusion for the Sublet Premises $6,363.50 per annum, or equal monthly payments of $530.29 (the equivalent of $2.75 per square foot).

      16.   Improvements.

            (a) Undertenant may not make alterations or improvements to the Sublet Premises without the prior written consent of Landlord and Overtenant. Any changes, alterations, additions or improvements made by or on behalf of Undertenant with the prior written consent of Landlord and/or Overtenant shall be subject to and in accordance with the provisions of the Overlease.

            (b) Undertenant shall pay any and all actual fees or charges Landlord or Overtenant may incur in connection with Undertenant's making any such changes, alterations, additions or improvements to the Sublet Premises, other than as set forth in Section 15(c) above. Notwithstanding anything to the contrary contained herein, on or before the termination of this Sublease, Undertenant shall, at its sole cost and expense, promptly remove Undertenant's changes, alterations, additions or improvements to the Sublet Premises and return the Sublet Premises to its original condition.

            (c) Overtenant shall deliver to Undertenant the Sublet Premises freshly painted and re-carpeted.

      17. Supplementing Section 11 of the printed form of Sublease, the following language is hereby added:

            Rights and Obligations: Exceptions.

            (a) A copy of the Overlease is attached hereto as Exhibit B. Undertenant confirms that Undertenant has read the Overlease and is familiar with the terms and provisions thereof. Except as otherwise expressly provided herein, all of the terms, provisions, covenants, agreements and conditions of the Overlease, are incorporated herein by reference and made a part of this Sublease with the same force and effect as though set forth in full herein. Undertenant shall conform to, and use the Sublet Premises in accordance with, all the terms, provisions, covenants, agreements and conditions of the Overlease, and will do no act which will result in a violation of said terms, provisions, covenants, agreements and conditions. Undertenant shall perform the terms, provisions, covenants, agreements and conditions of the Overlease on the part of the tenant therein named to be performed (except as otherwise may be expressly provided herein). To the extent there are inconsistencies between any provision of the Overlease and any provision of this Sublease, this Sublease shall control unless the use or occupancy of the Sublet Premises by Undertenant or any action or inaction by Undertenant in accordance with said provision becomes a




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
default under the terms of the Overlease, in which event the provisions of the Overlease shall control.

     (b)  Notwithstanding anything to the contrary contained in this Sublease:

          i) for the purposes of incorporation of the Overlease by reference in this Sublease, except as otherwise expressly provided herein, and except to the extent that they are inapplicable or modified by the terms and provisions of this Sublease (a) references in the Overlease to the "demised premises" or "premises" shall be deemed to refer to the Sublet Premises, (b) references in the Overlease to "Landlord" and "Owner" shall be deemed to refer to Overtenant under this Sublease, (c) references in the Overlease to "Tenant" shall be deemed to refer to Undertenant under this Sublease, (d) references in the Overlease to "this Lease" shall be deemed to refer to this Sublease, (e) references in the Overlease to the "Term" of the Lease shall be deemed to refer to the term of this Sublease, (f) references in the Overlease to the "expiration date" shall be deemed to refer to the Sublease Expiration Date, and (g) references in the Overlease to the "Rent Commencement Date" shall be deemed to refer to the Sublease Commencement Date in this Sublease;

         ii) the Fixed Rent to be paid by Undertenant hereunder shall be governed by the terms and provisions of Section 4 of this Sublease;

        iii) the "Additional Rent" to be paid by the Undertenant shall be governed by the terms and provisions of Section 4 of the printed form of Sublease and Section 15 of the Rider.

         iv) the time limits contained in the Overlease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the Tenant thereunder, or for the exercise by the Tenant thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by two (2) days, so that in each instance Undertenant shall have two (2) days less time to observe or perform hereunder than Overtenant has as the Tenant under the Overlease;

          v) the following parts, provisions, exhibits and schedules of the Overlease are not applicable to this Sublease:

            Section 36
            Section 37
            Section 41
            Section 53
            Section 57




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
               Section 64
               Schedule D
               Schedule J

          (c) Undertenant, on paying the rents reserved herein and performing the other terms and conditions hereof on the Undertenant's part to be performed and observed hereunder, shall peaceably and quietly have, hold and enjoy the Sublet Premises, during the term hereof, without disturbance of Overtenant, it successors or assigns, all subject to the terms of this Sublease and the Overlease.

     18. Assignment/Sublease. Undertenant may not assign this Sublease or sublet the Sublet Premises or any part thereof without the prior written consent of Overtenant and otherwise subject to the provisions of the Overlease. Notwithstanding any such subletting or assignment by Undertenant, Undertenant shall remain liable to Overtenant for the payment of all sums due and to become due hereunder including, but not limited to, Fixed Rent, Additional Rent (as defined in the Overlease), and such other charges and/or costs as may be incurred hereunder and for the performance of all of the terms, covenants, provisions and agreements contained herein.

     19. Default. Undertenant covenants and agrees that in the event that it shall default in the performance of any of the terms, covenants and conditions of this Sublease (including those portions of the Overlease incorporated herein by reference) beyond any applicable notice and grace period provided for in the Overlease and incorporated herein by reference, Overtenant shall be entitled to exercise any and all of the rights and remedies to which it is entitled by law, including, without limitation, the remedy of summary proceeding, and also any and all of the rights and remedies specifically provided to the Landlord in the Overlease and incorporated herein by reference. Nothing herein contained shall be deemed to reduce the applicable time periods for the performance by Landlord of its obligations, if any, under the Overlease.

     20. Condition of the Sublet Premises. The Sublet Premises are demised to Undertenant in the condition which shall exist on the Sublease Commencement Date "as is," without additions, alterations or improvements of any kind whatsoever, except as otherwise hereinafter provided. Undertenant is subleasing the Sublet Premises from the Overtenant after having an opportunity to fully inspect the Sublet Premises and the right not to execute this Sublease if the results of said inspection are unacceptable. Therefore, except as otherwise hereinafter provided, Undertenant hereby agrees that the term "as is" means that upon approving or having been deemed to have approved said inspection, it will sublease the Sublet Premises, without warranty or representation, either oral or written, or expressed or implied, as to the physical condition of the Sublet Premises and/or the compliance of same with building, fire, health and zoning codes and other applicable laws, ordinances and regulations. Overtenant hereby expressly disclaims any and all warranties or representations made to Undertenant, whether same were made by any officer, director or employee of Overtenant or any other agent of same, such as a broker, unless such warranty or representation is contained in writing as a part of this Sublease. Except as otherwise provided for herein (i) Overtenant shall not incur any greater obligation, financial or otherwise, in connection with the Sublet Premises than it would have had but for this Sublease, and (ii) Undertenant shall be solely responsible for all costs which may be imposed on Overtenant or Undertenant under the Overlease in connection with the condition of the Sublet Premises.

     21. Attornment. In the event of termination, re-entry or dispossession of Overtenant by Landlord under the Overlease, the Landlord may, at its option, take over all of the right, title and interest of Overtenant, as sublessor, under this Sublease, and Undertenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of this Sublease, except that Landlord shall not (i) be liable for any previous act or omission of Overtenant under this Sublease, which heretofore has accrued to Undertenant against Overtenant, or (ii) be bound by any previous modification of this Sublease not consented to by Landlord or by any previous prepayment of more than one month's rent. Undertenant hereby waives all rights under any present or future laws or otherwise to elect, by reason of the termination of the Overlease, to terminate this Sublease or surrender possession of the Sublet Premises demised hereby.

     22. Subordination. This Sublease is and shall be subject and subordinate to all present and future mortgages and leases affecting the property of which the Sublet Premises form a part. The provisions of this paragraph shall be self operative and require no further instrument of subordination.

     23.  Representations and Warranties.

          (a)  Undertenant covenants, warrants and represents:

               (i) that Undertenant has delivered to Overtenant a description of the identity of Undertenant, the nature of its business, and the identity of its officers and directors;

               (ii) that Undertenant has delivered to Overtenant a true, correct and complete copy of its most recent financials prepared by an independent certified public accountant and certified by an officer of Undertenant for its most recent fiscal year;

     iii) that Undertenant has full corporate authority to execute this Sublease;

     iv) that Undertenant shall perform all of its obligations under this Sublease (including, without limitation, all of the obligations relating to the Sublet Premises arising under the Overlease which are incorporated herein by reference);

     v) that Undertenant will not do or omit to do anything which would constitute a default under the provisions of the Overlease incorporated herein by reference; and

     vi) that Undertenant is not a person with whom Landlord is currently negotiating or has been in the last six (6) month period with whom Landlord has negotiated to lease space in the Unit.

     (b)  Overtenant and Undertenant each covenants, warrants, and represents:

          i) that each party shall indemnify, defend and hold harmless the other party and its agents and employees from and against any and all claims, liabilities, damages, losses or expenses (including, without limitation, reasonable attorneys' fees) which may be imposed upon or incurred by or asserted against the other and/or its agents or employees by reason of (a) such party's failure to comply with the provisions of this Sublease, (b) the negligent or improper use or occupancy of the Sublet Premises by such party or its successors or assigns, (c) any work or thing done whatsoever by or at the instance of such party, its agents, contractors, subcontractors, employees, licensees, successors, or assigns, or any condition created by such party, its agents, contractors, subcontractors, employees, licensees, successors or assigns in, on or about the Sublet Premises, (d) any negligence or other wrongful act or omission on the part of such party or any of its agents, contractors, subcontractors, employees, licensees, successors or assigns on the Sublet Premises, or (e) any accident, injury or damage to any person or property occurring in, on or about the Sublet Premises or any part thereof, except to the extent caused by the negligence or willful misconduct of such party.

     (c) Overtenant and Undertenant agree that in case any action or proceeding is brought against Undertenant and/or its agents and employees by reason of any claim arising out of any activity set forth in subparagraph (b) above, Undertenant shall not settle the same without Overtenant's written consent and Undertenant, upon written notice from Overtenant, shall at Undertenant's expense resist and defend such action or proceeding by counsel approved by Overtenant in writing. Overtenant agrees to act reasonably in the approval of Undertenant's counsel.

     24. Estoppel. Overtenant warrants and represents to Undertenant that (i) it has paid all rent and additional rent payable pursuant to the Overlease as of the date of this Sublease, (ii) it is currently the tenant under the Overlease, and (iii) the Overlease, a copy of which has been examined by Undertenant, represents the entire agreement with respect to the Sublet Premises between the Landlord and Overtenant.

     25. Brokerage. Undertenant represents and warrants that it neither consulted nor negotiated with any broker or finder with regard to this Agreement other than Cushman & Wakefield, Inc. and Legacy Real Estate. Undertenant agrees to indemnify, defend and save Landlord and Overtenant harmless from and against any claim for fees or commission from anyone other than the Broker with whom Tenant has dealt in connection with the Sublet Premises of this Agreement. Undertenant and Overtenant shall indemnify and hold harmless each other and Landlord from and against any and all claims, liabilities, costs and expenses of any kind and nature (including attorneys' fees) arising from or related to a breach of the foregoing representations.

     26.  Security Deposit.

     As security for the full and punctual performance by Undertenant of all of the terms of this Sublease, Undertenant shall deliver to Overtenant on the Commencement Date a Clean Irrevocable Standby Letter of Credit drawn on a New York City Clearinghouse bank or such other banking institution as may be deemed acceptable to Overtenant, in its sole discretion in the amount of $28,346.48 in the form attached hereto as Exhibit C.

     (a) In the event Undertenant defaults in the performance of any of the terms of this Sublease, including the payment of Fixed Rent or any Additional Rent, Overtenant may use, apply or retain so much of the security as is required for the payment of any Fixed Rent, Additional Rent, or for any sum which Overtenant may expend or may be required to expend by reason of Undertenant's default in respect of any of the terms of this Sublease, including any damages or deficiency in the re-letting of the Sublet Premises, whether accruing before or after summary proceedings. In the case of every such use, application or retention, Undertenant shall on demand, deposit such additional amounts so that the security deposit shall be replenished to its former amount.


     27. Nonliability for Landlord's Failure to Consent: Disclaimer of Liability. In any instance where the consent of Landlord is required hereunder or under the Overlease, Overtenant shall have no liability for any failure of Landlord to grant its consent for any reason whatsoever, including whether or not Landlord's consent was unreasonably withheld. Except as otherwise expressly provided herein, in any case where Landlord reserves a right or disclaims any liability under the Overlease, said right or disclaimer shall inure to the benefit of Overtenant as well as to Landlord, and any rights or disclaimers inuring to Overtenant as tenant under the Overlease shall likewise inure to the benefit of Undertenant.

     28. Notices. Supplementary section of all notices, requests, demands and other communications hereunder shall be in writing, shall be delivered personally or sent by registered or certified mail, return receipt requested, or reputable overnight courier (against signed receipt) and shall be deemed to have been given or made when received at the following addresses:

     If to Overtenant:        Intershoe, Inc.
                              156 West 56th Street, 14th Floor
                              New York, New York 10019

                              With a copy to:

                              Werbel & Carnelutti,
                              711 Fifth Avenue,
                              New York, New York 10022
                              (212) 832-8300
                              Attention: Paul D. Downs

     If to Undertenant:       Launch Media Inc.
                              156 West 56th Street, 14th Floor
                              New York, New York 10019

          Any of the above addresses may be changed on ten (10) days written notice, given as above provided.

     29. Insurance. Undertenant shall maintain all insurance required of Overtenant as tenant in accordance with and pursuant to the Overlease, which insurance shall name both Landlord and Overtenant as additional insureds. Prior to possession of the Sublet Premises, Undertenant shall furnish Overtenant with a certificate of insurance evidencing such coverage which shall not be cancelable without the giving of thirty (30) days prior written notice to Overtenant.

     30. Entire Agreement. This sublease constitutes the entire agreement between Overtenant and Undertenant with respect to the subject matter hereof. This sublease cannot be changed in any manner except by a written agreement signed by Overtenant and Undertenant and consented to by Landlord where required under the Overlease.

     31. Successors and Assigns. The provisions of this sublease, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns. In the event of any assignment or transfer of the leasehold estate under the Overlease, the transferor or assignor, as the case may be, shall be and hereby is entirely relieved and freed of all obligations under this Sublease.

     32. Landlord's Consent. This Sublease shall be binding upon the parties hereto upon Landlord's consent to this Sublease pursuant to the Overlease and no possession of Premises shall occur until such consent has been received.

     33. Undertenant's Federal Taxpayer Identification Number. Undertenant's Federal Taxpayer Identification Number is ___________________.

        IN WITNESS WHEREOF, this Sublease has been duly executed as of the date first set forth above.

                                        Overtenant:

                                        INTERSHOE, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        Undertenant:

                                        LAUNCH MEDIA INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


AGREED TO AND CONSENTED TO BY:

CITY SPIRE CENTRE LLC


By:
    --------------------------------
    Name:
    Title:

                                                                       EXHIBIT A

                                   Floor Plan

                                                     156 WEST 56TH STREET
                                                     14TH FLOOR
                                                     SCALE: 1/8"-1'-0"










                                 [LEASE SPACE]

                                                                       EXHIBIT B

                                   Overlease